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                                  SERIES "D" WARRANT

THE SECURITIES OWNERSHIP REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE OR FOREIGN JURISDICTION SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. SUCH SECURITIES OWNERSHIP MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF COUNSEL TO THE COMPANY THAT THIS SECURITY MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS.


                                  YOUBET.COM, INC

                   Incorporated under the laws of the State of Delaware



NO. _________                           ______     COMMON STOCK
                                                   PURCHASE WARRANTS



                           CERTIFICATE FOR COMMON STOCK
                           PURCHASE WARRANTS, SERIES "D"
                                EXERCISABLE AT $5.25

1. WARRANT. This Warrant Certificate certifies that _____________________ or registered assigns (the "Registered Holder") is the registered owner of the above indicated number of Warrants expiring on the Expiration Date, as hereinafter defined. One (1) Warrant entitles the Registered Holder to purchase one (1) share of the common stock, no par value per share (a "Share"), of Youbet.com, Inc. a corporation incorporated under the laws of the State of Delaware (the "Company"), from the Company at a purchase price of $5.25 (U.S.) per share (the "Exercise Price") for a period of up to two years from the date of issue, upon surrender of this Warrant Certificate with the exercise form hereon duly completed and executed and accompanied by payment of the Exercise Price at the office of the Company's Transfer and Warrant Agent.


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     Upon due presentment for transfer or exchange of this Warrant
Certificate at the office of the Company's Transfer Agent and Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate, subject to the limitations provided herein, upon payment of any tax or governmental charge imposed in connection with such transfer. Subject to the terms hereof, the Company's Transfer Agent and Warrant Agent shall deliver Warrant Certificates in required whole number denominations to Registered Holders in connection with any transfer or exchange permitted hereunder.

     2. RESTRICTIVE LEGENDS. Until such time that the Company shall cause to be registered for resale the warrants included in this Warrant Certificate, each Warrant Certificate shall bear a legend substantially in the form of the legend that appears at the beginning of this Warrant Certificate.

     3. EXERCISE. Subject to the terms hereof, the Warrants evidenced by the Warrant Certificate may be exercised in whole or in part at any time from the date of the Warrant Certificate's issuance until the close of business at the location of the principal executive offices of the Transfer Agent and Warrant Agent on ___________________ (the "Expiration Date"). The Expiration Date may, in the sole discretion of the Company's Board of Directors, be extended.

     A Warrant shall be deemed to have been exercised immediately prior to the close of business with the Company's Transfer Agent and Warrant Agent on the date (the "Exercise Date") of the surrender to Transfer Agent and Warrant Agent of this Warrant Certificate with the exercise form attached hereto executed by the Registered Holder and accompanied by payment to the Company, in cash, money order or by official bank or certified check, of an amount equal to the aggregate Exercise Price, in lawful money of the United States of America.

     The persons entitled to receive the share(s) issuable upon exercise of a Warrant or Warrants (the "Warrant Shares") shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercise Date. The Company shall not be obligated to issue any fractional share interests in Warrant Shares issuable or deliverable on the exercise of any Warrant or scrip or cash with respect thereto, but, if the Company elects not to issue a fractional share, the Company will pay a cash adjustment in respect of any fraction of a Warrant Share which would otherwise be issuable in an amount equal to the same fraction of the market price of a share on the date of exercise, such market price to be solely determined in good faith by the Board of Directors of the Company. If more than one Warrant shall be exercised at one time by the same Registered Holder, the number of full shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregated number of full shares issuable on such exercise.

     Promptly, in any event within ten business days after the Exercise Date, the Transfer Agent and Warrant Agent shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise.


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     The Company may deem and treat the Registered Holder of the Warrants at any time as the absolute owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary. The Warrants shall not entitle the Registered Holder thereof to any of the rights of shareholders of the Company or to any dividends declared on the shares, if any, unless the Registered Holder shall have exercised the Warrants and thereby purchased the Warrant Shares prior to the record date for the determination of holders of shares entitled to such dividend or other right.

     4. EXERCISE AND TRANSFER RESTRICTIONS. The Warrants may not be presented to the Transfer Agent and Warrant Agent for transfer at any time after the Warrants' expiration date of ___________________, at which time the Warrants shall become wholly void and of no value. Absent an effective registration of the Warrants under the Securities Act of 1933, as amended, and any applicable state or foreign jurisdictional securities laws, the Warrants may not be sold or transferred at any time within one year from their original issuance and only then provided that such transfer or sale does not violate the registration requirements of the United States Securities Act of 1933 or any other applicable, local securities laws requiring registration of such securities prior to their transfer or sale.

     The Holder of a Series D Warrant will have the right to exercise the Warrant at any time after their date of original issuance by the Company up until the expiration date of the Warrants on _______________. The Company intends to qualify the sale of the Common Stock underlying the Warrants in a limited number of states. The Company will be prevented from issuing Common Stock in such states upon the exercise of the Warrants unless an exemption from qualification is available or unless the issuance of Common Stock upon exercise of the Warrants is qualified. The Company may decide to seek or may not be able to obtain qualification of the issuance of the underlying Common Stock in all states or provinces in which the ultimate purchasers of the Warrant Shares reside. The Warrants may be deprived of any value if a current prospectus covering the Common Stock issuable upon proper exercise of the Warrants is not effective or if such shares are not qualified or exempt from qualification in the states or provinces in which holders of the Warrant reside. There can be no assurance that the Company will keep any prospectus covering the Common Stock underlying the Warrants current during the entire period the Warrants can be exercisable.

     5.   RESERVATION OF SALES AND PAYMENT OF TAXES.   The Company covenants
that it will at all times reserve and have available from its authorized Common Stock such number of shares as shall then be issuable on the exercise of outstanding Warrants. The Company covenants that all Warrant Shares which shall be issuable shall be duly and validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

     The Registered Holder shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect to the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants. In the event the Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate, no such

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delivery shall be made unless the person requesting the same has paid the amount of any such taxes or charges incident thereto.

     6. REGISTRATION OF TRANSFER. The Warrant Certificates may be transferred in whole or in part, provided any such transfer complies with all applicable federal and state securities laws, and, if requested by the Company, the Registered Holder delivers to the Company an opinion of counsel to that effect, in form and substance reasonably acceptable to the Company. Warrant Certificates to be transferred shall be surrendered to the Company's Transfer Agent and Warrant Agent. The Company's Transfer Agent and Warrant Agent shall cause to be executed, issued and delivered in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the transfer shall be entitled to receive.

     The Company's Transfer Agent and Warrant Agent shall keep transfer books which shall register Warrant Certificates and the transfer thereof. On due presentment of any Warrant Certificate for registration of transfer to the Transfer Agent and Warrant Agent such Agent shall execute, issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal number Warrants transferred. All Warrant Certificates presented for registration of transfer or exercise shall be duly endorsed or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and/or the Transfer Agent and Warrant Agent. The Company and/or the Transfer Agent and Warrant Agent may require payment in advance of a sum sufficient to cover any tax or other government charge that may be imposed in connection therewith.

     All Warrant Certificates so surrendered, or surrendered for exercise, or for exchange in case of any mutilated Warrant Certificates, shall be promptly canceled by the Transfer Agent and Warrant Agent and thereafter retained until the Expiration Date. Prior to due presentment for registration of transfer thereof, the Company and its Transfer Agent and Warrant Agent may treat the Registered Holder of any Warrant Certificate as the absolute owner of thereof (notwithstanding any notations of ownership or writing thereon by anyone other than the Company), and the Company, and/or the Transfer Agent and Warrant Agent shall not be affected by any notice to the contrary.

     7. LOSS OR MUTILATION. On receipt by the Company's Transfer Agent and Warrant Agent of evidence satisfactory as to the ownership and the loss, theft, destruction or mutilation of this Warrant Certificate, the Company's Transfer Agent and Warrant Agent shall execute and deliver, in lieu thereof, a new Warrant Certificate representing an equal aggregate number of Warrants. In the case of loss, theft or destruction of any Warrant Certificate, the individual requesting issuance of a new Warrant Certificate shall be required to indemnify the Company in an amount satisfactory to the Company. In the event a Warrant Certificate is mutilated, such Warrant Certificate shall be surrendered and canceled by the Company prior to delivery of a new Warrant Certificate. Applicants for a new Warrant Certificate shall also comply with such other reasonable regulations as the Company may prescribe. Any new Warrant Certificate(s) shall be subject to the same Expiration Date as existed for the Warrant Certificates being replaced.

     8. REDEMPTION OPTION. So long as the average closing price or last trade on the principal exchange on which, or in the principal market in which, the Shares trade equals or exceeds $7.50 ("the Notice Price") per Share for the ten (10) consecutive trading days preceding but not including the date of such call, the Company shall have the right and option, upon no less than twenty (20) trading days' written notice to the Registered Holder, to call, and thereafter to redeem and acquire all the Warrants evidenced hereby which may remain outstanding and unexercised at the date fixes for such redemption in such notice (the "Redemption Date"), which Redemption Date shall be at least twenty (20) trading days after the date of such notice, for an amount equal to One Cent ($0.01) per Warrant; provided, however, that the Registered Holder shall have the right during the period between the date of such notice and the Redemption Date to exercise the Warrants in accordance with the provisions of Section 3 hereof. Said notice of redemption shall require the Registered Holder to surrender to the Company's Transfer Agent and Warrant Agent, on the Redemption Date, his certificate or certificates representing the Warrants to be redeemed. Notwithstanding the fact that any Warrants called for redemption have not been surrendered for redemption and cancellation on the Redemption Date, after the Redemption Date such Warrants shall be deemed to expired and all rights of the Registered Holder of such non-surrendered Warrants shall cease and terminate, other than the right to receive the redemption price of $0.01 per Warrant for such Warrants, without interest.

     In connection with any call hereunder, the Company shall have no obligation to call any other stock purchase warrant or warrants, whether not having similar terms, and no call made pursuant to any other stock purchase warrant shall obligate the Company to exercise its right and option to make a call hereunder, except that the Company shall not call any Series "C" stock purchase warrants (including the Warrants evidenced hereby) having terms substantially identical to the Warrants evidenced hereby unless the Company concurrently calls all the Series "C" Warrants.

     9. ADJUSTMENT OF SHARES. The number and kind of securities issuable upon exercise of a Warrant or to be delivered upon the redemption of Warrants hereunder shall be subject to adjustment from time to time upon the happening of certain events ("Adjustment Event"), as follows:

     (a) If the Company shall, at any time prior to the complete exercise of the Warrants evidenced hereby, declare or pay to the holders of its outstanding shares of stock, a dividend payable in any kind of shares of stock or other securities of the Company, or in property, or otherwise than in cash, the Registered Holder upon thereafter exercising the Warrants evidenced hereby as herein provided shall be entitled to receive for the Exercise Price, in addition to one Warrant Share, such additional share or shares of stock, or payment in lue of any scrip which would otherwise be required to be issued representing fractions of a share, or other securities or property as the Registered Holder would have received in the form of such dividend if he had been the holder of record of such Warrant Shares on the record date for the determination of common stockholders entitled to receive such dividend.

     (b) If the Company shall, while any Warrants evidenced hereby remain in force, effect a recapitalization of such character that the Shares covered hereby shall be changed into or become exchangeable for a larger or small number of shares, then, thereafter, the number of shares which the Registered Holder shall be entitled to purchase hereunder, shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of the Company by reason of such recapitalization, and the Exercise Price (per share) shall be in the case of an increase in the number of shares be proportionately reduced, and in the case of a decrease in the number of shares be proportionately increased.

     (c) In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable upon exercise of a Warrant) or in case the Company (or any such other corporation) shall merge into or with or consolidate with another corporation or convey all or substantially all of its assets to another corporation or enter into a business combination of any form as a result of which the shares or other securities receivable upon exercise of a Warrant are converted into other stock or securities of the same or another corporation, then and in each case, the Registered Holder of a Warrant, upon exercise of the purchase right at any time after the consummation of such reorganization, consolidation, merger, conveyance or combination shall be entitled to receive, in lieu of the shares or other securities to which such Registered Holder would have been entitled had he exercised the purchase right immediately prior thereto, such stock and securities which such Registered Holder would have owned immediately after such event with respect to the shares and other securities for which a Warrant may have been exercised immediately before such event had the Registered Holder Exercised the Warrant immediately prior to such event.

     (d) In case the Company shall at any time prior to the exercise of a Warrant evidenced hereby make any distribution of its assets to holders of its Shares by liquidation or partial liquidating dividend or by way of return of capital, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the law of the province of its incorporation, then the Registered Holder upon thereafter exercising such Warrant as herein provided after the date of record for the determination of those holders of shares entitled to such distribution of assets, shall be entitled to receive for the Exercise Price, in addition to a Warrant Share, the amount of such assets (or at the option of the Company, a sum equal to the value thereof at the time of such distribution to holders of shares as such value is determined by the Board of Directors of the Company in good faith) which would have been payable to the Registered Holder had he been the holder of record of such Warrant Share receivable upon exercise of such Warrant on the record date for the determination of those entitled to such distribution.

     The Company shall mail or cause to be mailed to the holder of the Warrant Certificate at least twenty (20) days prior to any Adjustment Event a notice specifying the date on which any such Adjustment Event is to occur together with a description thereof.

     In each case of an adjustment in the shares or other securities receivable upon the exercise of a Warrant, the Company shall promptly notify the Registered Holder of such adjustment. Such notice shall set forth the facts upon which such adjustment is based.

     10.  ADJUSTMENTS.   The Exercise Price and the number of shares of
common stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassification of the common stock, or merger of the Company. No adjustments to the Exercise Price will be made for dividends (other than stock dividends), if any, paid on the common stock. In addition, the Company, at its sole discretion, may on thirty (30) days prior written notice, concurrently adjust downward both the Exercise Price and the Notice Price; provided, however, that the percentage reduction in the Notice Price will be identical to the percentage reduction in the Exercise Price.

     11. NOTICES. All notices, demands, elections or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by facsimile or telegram to the Company, at its principal executive office and to the Registered Holder, at the address of such holder as set forth on the books maintained by the Company.

     12. GENERAL PROVISIONS. This Warrant Certificate shall be construed and enforced in accordance with, and governed by, the laws of the State of California. The headings of this Warrant Certificate are for convenience in reference only and shall not limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the _____ day of __________, ____.

                                       Youbet.com, Inc.


                                       By _____________________________________
                                          DAVID M. MARSHALL
                                          VICE CHAIRMAN

                                 FORM OF ASSIGNMENT

     (To Be Executed by the Registered Holder if He Desires to Assign Warrants
                    Evidenced by the Within Warrant Certificate)


     FOR VALUE RECEIVED, _____________________________________________________

hereby sells, assigns and transfers unto _____________________________________

____________________________ (___) Warrants, evidenced by the within Warrant Certificate, and does hereby irrevocably constitute and appoint ____________________________________

Power of Attorney to transfer the said Warrants evidenced by the within Warrant Certificates on the books of the

Company, with full power of substitution.


Dated: _______________________________   _____________________________________
                                         Signature

Notice: The above signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                   PURCHASE FORM

                                                Dated: ________________, 199_

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____________________________ shares of Common Stock and hereby makes payment of $__________________ in payment of the actual exercise price thereof.


                       INSTRUCTIONS FOR REGISTRATION OF STOCK

     Name ___________________________________________________
           (please type or print name in block letters)

     Address ________________________________________________


     Signature ______________________________________________